Exhibit 99.1
The Home Depot Announces Second Quarter Results;
Updates Fiscal Year 2018 Guidance

ATLANTA, August 14, 2018 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $30.5 billion for the second quarter of fiscal 2018, an 8.4 percent increase from the second quarter of fiscal 2017. Comparable sales for the second quarter of fiscal 2018 were positive 8.0 percent, and comp sales in the U.S. were positive 8.1 percent.

Net earnings for the second quarter of fiscal 2018 were $3.5 billion, or $3.05 per diluted share, compared with net earnings of $2.7 billion, or $2.25 per diluted share, in the same period of fiscal 2017. For the second quarter of fiscal 2018, diluted earnings per share increased 35.6 percent from the same period in the prior year.

“We were very pleased with our record second quarter sales and earnings. Not only did our seasonal business rebound from the first quarter, but our overall results exceeded our expectations,” said Craig Menear, chairman, CEO and president. “These results exemplify the outstanding execution of our combined team of store associates, merchants, suppliers and supply chain.”

Updated Fiscal 2018 Guidance

Based on its year-to-date performance, the Company updated its fiscal 2018 sales growth guidance and now expects sales will be up approximately 7.0 percent including the 53rd week, with comp sales growth of approximately 5.3 percent for the comparable 52-week period. The Company also raised its diluted earnings-per-share growth guidance for the year and now expects diluted earnings-per-share growth of approximately 29.2 percent from fiscal 2017 to $9.42. The Company’s diluted earnings-per-share growth guidance includes $6 billion of share repurchases for fiscal 2018.

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at http://ir.homedepot.com/events-and-presentations.

Recent Accounting Pronouncement - Revenue Recognition

During the first quarter of fiscal 2018, the Company adopted ASU No. 2014-09, which pertains to revenue recognition. The adoption of this standard will not materially impact the Company’s consolidated financial statements or related disclosures.

The Company has adopted this standard on a modified retrospective basis. In accordance therewith, financial information prior to fiscal 2018 will not be recast. The consolidated statements of earnings and balance sheet for periods and dates subsequent to fiscal 2017 reflect the effect of this accounting policy adoption.

Additional information about the impact of the adoption of ASU No. 2014-09 is available at http://ir.homedepot.com/financial-reports/quarterly-earnings/2018.

-more-

At the end of the second quarter, the Company operated a total of 2,286 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 400,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable sales; effects of competition; implementation of store, interconnected retail, supply chain and technology initiatives; issues related to the payment methods we accept; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; management of relationships with our suppliers and vendors; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the impact and expected outcome of investigations, inquiries, claims and litigation; the effect of accounting charges; the effect of adopting certain accounting standards; the impact of the Tax Cuts and Jobs Act of 2017; store openings and closures; guidance for fiscal 2018 and beyond; financial outlook; and the integration of acquired companies into our organization and the ability to recognize the anticipated synergies and benefits of those acquisitions.  Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events.  You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended January 28, 2018 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Isabel Janci	Stephen Holmes
Vice President of Investor Relations	Senior Director of Corporate Communications
770-384-2666	770-384-5075
isabel_janci@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited)

	Three Months Ended			Six Months Ended
in millions, except per share data	July 29, 2018	July 30, 2017	% Change	July 29, 2018	July 30, 2017	% Change
Net sales	$30,463	$28,108	8.4%	$55,410	$51,995	6.6%
Cost of sales	20,098	18,647	7.8	36,428	34,380	6.0
Gross profit	10,365	9,461	9.6	18,982	17,615	7.8
Operating expenses:
Selling, general and administrative	5,004	4,549	10.0	9,783	8,910	9.8
Depreciation and amortization	460	449	2.4	917	893	2.7
Total operating expenses	5,464	4,998	9.3	10,700	9,803	9.2
Operating income	4,901	4,463	9.8	8,282	7,812	6.0
Interest and other (income) expense:
Interest and investment income	(26)	(16)	62.5	(48)	(29)	65.5
Interest expense	272	265	2.6	533	519	2.7
Interest and other, net	246	249	(1.2)	485	490	(1.0)
Earnings before provision for income taxes	4,655	4,214	10.5	7,797	7,322	6.5
Provision for income taxes	1,149	1,542	(25.5)	1,887	2,636	(28.4)
Net earnings	$3,506	$2,672	31.2%	$5,910	$4,686	26.1%

Basic weighted average common shares	1,144	1,183	(3.3)%	1,148	1,191	(3.6)%
Basic earnings per share	$3.06	$2.26	35.4	$5.15	$3.93	31.0

Diluted weighted average common shares	1,149	1,189	(3.4)%	1,154	1,197	(3.6)%
Diluted earnings per share	$3.05	$2.25	35.6	$5.12	$3.91	30.9

	Three Months Ended			Six Months Ended
Selected Sales Data (1)	July 29, 2018	July 30, 2017	% Change	July 29, 2018	July 30, 2017	% Change
Customer transactions (in millions)	455.4	441.8	3.1%	831.2	822.6	1.1%
Average ticket	$66.20	$63.05	5.0	$66.12	$62.74	5.4
Sales per square foot	504.20	464.38	8.6	458.07	429.17	6.7
 —————

(1)	Selected Sales Data does not include results for Interline Brands, Inc., which was acquired in fiscal 2015.

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

in millions	July 29, 2018	July 30, 2017	January 28, 2018
Assets
Cash and cash equivalents	$3,490	$4,830	$3,595
Receivables, net	2,164	2,187	1,952
Merchandise inventories	14,044	12,868	12,748
Other current assets	1,104	626	638
Total current assets	20,802	20,511	18,933
Net property and equipment	21,909	22,035	22,075
Goodwill	2,251	2,235	2,275
Other assets	1,270	1,178	1,246
Total assets	$46,232	$45,959	$44,529

Liabilities and Stockholders' Equity
Short-term debt	$—	$—	$1,559
Accounts payable	9,407	8,541	7,244
Accrued salaries and related expenses	1,535	1,503	1,640
Current installments of long-term debt	2,203	545	1,202
Other current liabilities	5,281	5,234	4,549
Total current liabilities	18,426	15,823	16,194
Long-term debt, excluding current installments	23,295	24,422	24,267
Other liabilities	2,502	2,160	2,614
Total liabilities	44,223	42,405	43,075
Total stockholders’ equity	2,009	3,554	1,454
Total liabilities and stockholders’ equity	$46,232	$45,959	$44,529

THE HOME DEPOT, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
in millions	July 29, 2018	July 30, 2017
Cash Flows from Operating Activities:
Net earnings	$5,910	$4,686
Reconciliation of net earnings to net cash provided by operating activities:
Depreciation and amortization	1,062	1,015
Stock-based compensation expense	234	148
Changes in working capital and other, net of acquisition effects	791	2,013
Net cash provided by operating activities	7,997	7,862

Cash Flows from Investing Activities:
Capital expenditures, net of non-cash capital expenditures	(1,091)	(846)
Payments for business acquired, net	—	(268)
Proceeds from sales of property and equipment	16	23
Net cash used in investing activities	(1,075)	(1,091)

Cash Flows from Financing Activities:
Repayments of short-term debt, net	(1,559)	(710)
Proceeds from long-term debt, net of discounts	—	1,994
Repayments of long-term debt	(28)	(21)
Repurchases of common stock	(3,121)	(3,921)
Proceeds from sales of common stock	35	137
Cash dividends	(2,373)	(2,130)
Other financing activities	142	2
Net cash used in financing activities	(6,904)	(4,649)
Change in cash and cash equivalents	18	2,122
Effect of exchange rate changes on cash and cash equivalents	(123)	170
Cash and cash equivalents at beginning of period	3,595	2,538
Cash and cash equivalents at end of period	$3,490	$4,830

THE HOME DEPOT, INC.
ASU NO. 2014-09 IMPACT OF ADOPTION
(Unaudited)
The Company adopted ASU No. 2014-09, which pertains to revenue recognition, in the first quarter of fiscal 2018. The following table shows the impact of adopting ASU No. 2014-09 on the consolidated statement of earnings for the three and six month periods ended July 29, 2018. The implementation of this accounting standard resulted in an increase in net sales, gross profit, selling, general and administrative, and total operating expenses and a decrease in cost of sales. There was no impact on operating income, net earnings, or earnings per share.

	Three Months Ended July 29, 2018
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Impact	Excluding ASU No. 2014-09 Impact	% of Net Sales
Net sales	$30,463	100.0%	$33	$30,430	100.0%
Cost of sales	20,098	66.0	(119)	20,217	66.4
Gross profit	10,365	34.0	152	10,213	33.6
Selling, general and administrative	5,004	16.4	152	4,852	15.9
Total operating expenses	5,464	17.9	152	5,312	17.5

	Six Months Ended July 29, 2018
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Impact	Excluding ASU No. 2014-09 Impact	% of Net Sales
Net sales	$55,410	100.0%	$66	$55,344	100.0%
Cost of sales	36,428	65.7	(217)	36,645	66.2
Gross profit	18,982	34.3	283	18,699	33.8
Selling, general and administrative	9,783	17.7	283	9,500	17.2
Total operating expenses	10,700	19.3	283	10,417	18.8

THE HOME DEPOT, INC.
ASU NO. 2014-09 IMPACT OF ADOPTION
(Unaudited)
The Company adopted ASU No. 2014-09, which pertains to revenue recognition, in the first quarter of fiscal 2018. The following table shows the impact of adopting ASU No. 2014-09 on the consolidated balance sheet as of July 29, 2018.

	July 29, 2018
in millions	As Reported	ASU No. 2014-09 Effect	Excluding ASU No. 2014-09 Effect
Assets
Receivables, net	$2,164	$(46)	$2,210
Other current assets	1,104	272	832
Total current assets	20,802	226	20,576
Total assets	46,232	226	46,006

Liabilities and Stockholders' Equity
Other current liabilities	$5,281	$127	$5,154
Total current liabilities	18,426	127	18,299
Other liabilities	2,502	24	2,478
Total liabilities	44,223	151	44,072
Total stockholders’ equity	2,009	75	1,934
Total liabilities and stockholders’ equity	46,232	226	46,006

THE HOME DEPOT, INC.
PRO FORMA EFFECT OF ASU NO. 2014-09
(Unaudited)
The Company adopted ASU No. 2014-09, which pertains to revenue recognition, in the first quarter of fiscal 2018 using the modified retrospective method. In accordance therewith, financial information prior to fiscal 2018 will not be recast as the modified retrospective method does not permit recasting pre-adoption financial information. The following tables present selected as-reported financial results and the pro forma effect of ASU No. 2014-09 as if the recognition and presentation guidance in the accounting standard had been applied in fiscal 2017. There was no impact on operating income, net earnings, or earnings per share. The fiscal 2017 pro forma financial information included in the tables below is presented for informational purposes only.

	Three Months Ended April 30, 2017
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$23,887	100.0%	$48	$23,935	100.0%
Cost of sales	15,733	65.9	(90)	15,643	65.4
Gross profit	8,154	34.1	138	8,292	34.6
Selling, general and administrative	4,361	18.3	138	4,499	18.8
Total operating expenses	4,805	20.1	138	4,943	20.7

	Three Months Ended July 30, 2017
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$28,108	100.0%	$33	$28,141	100.0%
Cost of sales	18,647	66.3	(114)	18,533	65.9
Gross profit	9,461	33.7	147	9,608	34.1
Selling, general and administrative	4,549	16.2	147	4,696	16.7
Total operating expenses	4,998	17.8	147	5,145	18.3

	Three Months Ended October 29, 2017
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$25,026	100.0%	$44	$25,070	100.0%
Cost of sales	16,378	65.4	(85)	16,293	65.0
Gross profit	8,648	34.6	129	8,777	35.0
Selling, general and administrative	4,514	18.0	129	4,643	18.5
Total operating expenses	4,968	19.9	129	5,097	20.3

	Three Months Ended January 28, 2018
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$23,883	100.0%	$41	$23,924	100.0%
Cost of sales	15,790	66.1	(85)	15,705	65.6
Gross profit	8,093	33.9	126	8,219	34.4
Selling, general and administrative	4,440	18.6	126	4,566	19.1
Total operating expenses	4,904	20.5	126	5,030	21.0

	Fiscal Year Ended January 28, 2018
in millions	As Reported	% of Net Sales	ASU No. 2014-09 Effect	Including ASU No. 2014-09 Effect	% of Net Sales
Net sales	$100,904	100.0%	$166	$101,070	100.0%
Cost of sales	66,548	66.0	(374)	66,174	65.5
Gross profit	34,356	34.0	540	34,896	34.5
Selling, general and administrative	17,864	17.7	540	18,404	18.2
Total operating expenses	19,675	19.5	540	20,215	20.0